UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2015

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706-2798
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2015, the Board of Directors (the “Board”) of TimkenSteel Corporation (the “Company”) elected Randall Edwards and Ronald Rice as directors of the Company, effective immediately. Mr. Edwards was appointed to serve as a member of the Nominating and Corporate Governance Committee and Mr. Rice was appointed to serve as a member of the Compensation Committee of the Board.

The Board has determined that each of Mr. Edwards and Mr. Rice meets all of the applicable standards for independence under the applicable regulations of the New York Stock Exchange and the Company’s Corporate Governance Guidelines, and that each of them is independent and free of any material relationships with the Company. The Board further determined with respect to Mr. Rice that he has no relationship to the Company that is material to his ability to be independent from management in connection with the duties of a Compensation Committee member.

Mr. Edwards is president and chief operating officer of Premier Pipe, LLC, a leader in the supply and management of engineered premium oil country tubular goods. Mr. Edwards brings to the board expertise in the oil and gas industry, with a deep understanding of that market’s supply chain, including the steel mills supporting it. Previously, he was president of NOV Grant Prideco, a leading supplier of oil field drill stem components, where he oversaw the company’s global operations in six countries. He began his career at Wilson Supply, where he managed oil country tubular goods and the company’s drill pipe product line.

Mr. Rice currently serves as president and chief operating officer of RPM International Inc., which owns subsidiaries that manufacture specialty coatings, sealants and building materials, and provide related services for industrial and consumer markets globally. His expertise spans key functional areas at industrial companies, having nearly 30 years of experience in strategy, corporate governance, risk management, administration, employee benefits and executive compensation. He began his career with The Wyatt Company, an actuarial consulting firm, succeeded today as Towers Watson. Mr. Rice also serves on the leadership board and executive committee of Cleveland Clinic Children’s Hospital and is an executive chair on the campaign cabinet of the Cleveland Clinic Foundation.

Messrs. Edwards and Rice will be compensated in accordance with the Company’s standard compensation policies and practices for the non-employee, independent members of the Board, the components of which were disclosed in the Information Statement filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on May 15, 2014. Messrs. Edwards and Rice did not receive an equity award upon their election to the Board but rather will receive a grant of common shares at the time of our 2015 Annual Meeting of Shareholders.

There are no arrangements or understandings between either Mr. Edwards or Mr. Rice and any other person pursuant to which either of them was appointed to the Board. Further, neither Mr. Edwards nor Mr. Rice is a participant in any related party transaction required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	February 2, 2015	By:	/s/ Frank A. DiPiero
Frank A. DiPiero
Executive Vice President, General Counsel and Secretary